Rule 424(b)(3)
File No.:  333-91170
Exhibit A to Deposit Agreement

No.

AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents five thousand (5000) deposited Shares)

OVERSTAMP: Effective May 23, 2005 each
American Depositary Share represents five deposited shares.
OVERSTAMP: Effective October 8, 2008
each American Depositary Share represents one deposited share.



THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES
WITHOUT PAR VALUE OF
TRACTEBEL ENERGIA S.A.
(f/k/a CENTRAIS GERADORAS DO SUL
DO BRASIL S.A. - GERASUL)
(INCORPORATED UNDER THE LAWS
OF
THE FEDERATIVE REPUBLIC OF
BRAZIL)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby
certifies that                                  , or registered
assigns IS THE OWNER OF
AMERICAN DEPOSITARY SHARES

representing deposited Common Shares (herein called Shares) of Tractebel Energia S.A. (f/k/a
Centrais Geradoras do Sul do Brasil S.A. -
GERASUL), incorporated under the laws of the Federative Republic of Brazil (herein called the
Company).  At the date hereof, each American
Depositary Share represents five thousand
(5000) Shares which are either deposited or subject to deposit under the deposit agreement at the Sao Paulo office of Banco Itau (herein called the Custodian). The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its Corporate
Trust Office is located at 101 Barclay Street,
New York, N.Y. 10286, and its principal
executive office is located at One Wall Street, New York, N.Y. 10286.

THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK, N.Y.
 10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is one
of an issue (herein called Receipts), all issued
and to be issued upon the terms and conditions
set forth in the amended and restated deposit
agreement, dated as of June 27, 2002 (herein
called the Deposit Agreement), by and among
the Company, the Depositary, and all Owners
and holders from time to time of Receipts issued
thereunder, each of whom by accepting a
Receipt agrees to become a party thereto and
become bound by all the terms and conditions
thereof.  The Deposit Agreement sets forth the
rights of Owners and holders of the Receipts
and the rights and duties of the Depositary in
respect of the Shares deposited thereunder and
any and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein called
Deposited Securities).  Copies of the Deposit
Agreement are on file at the Depositarys
Corporate Trust Office in New York City and at
the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of certain
provisions of the Deposit Agreement and are
qualified by and subject to the detailed
provisions of the Deposit Agreement, to which
reference is hereby made. Capitalized terms not
defined herein shall have the meanings set forth
in the Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate Trust
Office of the Depositary of this Receipt, and
upon payment of the fee of the Depositary
provided in this Receipt, and subject to the
terms and conditions of the Deposit Agreement,
the Owner hereof is entitled to delivery, to him
or upon his order, of the amount of Deposited
Securities at the time represented by the
American Depositary Shares for which this
Receipt is issued.  Delivery of such Deposited
Securities may be made by the delivery of (a)
Shares in the name of the Owner hereof or as
ordered by him or by certificates properly
endorsed or accompanied by proper instruments
of transfer to such Owner or as ordered by him
and (b) any other securities, property and cash to
which such Owner is then entitled in respect of
this Receipt to such Owner or as ordered by
him.  Such delivery will be made at the option
of the Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office of
the Depositary, provided that the forwarding of
certificates for Shares or other Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the
risk and expense of the Owner hereof.
Notwithstanding any other provision of the
Deposit Agreement or this Receipt, the
surrender of outstanding Receipts and
withdrawal of Deposited Securities may be
suspended only for (i) temporary delays caused
by closing the transfer books of the Depositary
or the Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, (ii) the
payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or
governmental regulations relating to the
Receipts or to the withdrawal of the Deposited
Securities.
3.	TRANSFERS, SPLIT-UPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is registrable
on the books of the Depositary at its Corporate
Trust Office by the Owner hereof in person or
by a duly authorized attorney, upon surrender of
this Receipt properly endorsed for transfer or
accompanied by proper instruments of transfer
and funds sufficient to pay any applicable
transfer taxes and the expenses of the
Depositary and upon compliance with such
regulations, if any, as the Depositary may
establish for such purpose.  This Receipt may be
split into other such Receipts, or may be
combined with other such Receipts into one
Receipt, evidencing the same aggregate number
of American Depositary Shares as the Receipt or
Receipts surrendered.  As a condition precedent
to the execution and delivery, registration of
transfer, split-up, combination, or surrender of
any Receipt or withdrawal of any Deposited
Securities, the Depositary, the Custodian, or
Registrar may require payment from the
depositor of Shares or the presenter of the
Receipt of a sum sufficient to reimburse it for
any tax or other governmental charge and any
stock transfer or registration fee with respect
thereto (including any such tax or charge and fee
with respect to Shares being deposited or
withdrawn) and payment of any applicable fees
as provided in this Receipt, may require the
production of proof satisfactory to it as to the
identity and genuineness of any signature and
may also require compliance with any
regulations the Depositary may establish
consistent with the provisions of the Deposit
Agreement or this Receipt.
      The delivery of Receipts against deposits
of Shares generally or against deposits of
particular Shares may be suspended, or the
transfer of Receipts in particular instances may
be refused, or the registration of transfer of
outstanding Receipts generally may be
suspended, during any period when the transfer
books of the Depositary are closed, or if any
such action is deemed necessary or advisable by
the Depositary or the Company at any time or
from time to time because of any requirement of
law or of any government or governmental body
or commission, or under any provision of the
Deposit Agreement or this Receipt, or for any
other reason, subject to Article (22) hereof.
Without limitation of the foregoing, the
Depositary shall not knowingly accept for
deposit under the Deposit Agreement any Shares
required to be registered under the provisions of
the Securities Act, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental charge
shall become payable with respect to any
Receipt or any Deposited Securities represented
hereby, such tax or other governmental charge
shall be payable by the Owner hereof to the
Depositary.  The Depositary may refuse to effect
any transfer of this Receipt or any withdrawal of
Deposited Securities represented by American
Depositary Shares evidenced by such Receipt
until such payment is made, and may withhold
any dividends or other distributions, or may sell
for the account of the Owner hereof any part or
all of the Deposited Securities represented by
the American Depositary Shares evidenced by
this Receipt, and may apply such dividends or
other distributions or the proceeds of any such
sale in payment of such tax or other
governmental charge and the Owner hereof shall
remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares under
the Deposit Agreement shall be deemed thereby
to represent and warrant that such Shares and
each certificate therefor, if applicable, are
validly issued, fully paid, nonassessable and free
of any pre-emptive rights of the holders of
outstanding Shares and that the person making
such deposit is duly authorized so to do.  Every
such person shall also be deemed to represent
that the deposit of such Shares and the sale of
Receipts evidencing American Depositary
Shares representing such Shares by that person
are not restricted under the Securities Act.  Such
representations and warranties shall survive the
deposit of Shares and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for deposit
or any Owner or holder of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or the
Foreign Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary may deem
necessary or proper.  The Depositary may
withhold the delivery or registration of transfer
of any Receipt or the distribution of any
dividend or sale or distribution of rights or of
the proceeds thereof or the delivery of any
Deposited Securities until such proof or other
information is filed or such certificates are
executed or such representations and warranties
made.  No Share shall be accepted for deposit
unless accompanied by evidence satisfactory to
the Depositary that any necessary approval has
been granted by any governmental body in
Brazil which is then performing the function of
the regulation of currency exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and out-of-pocket charges
of the Depositary and those of any Registrar
only in accordance with agreements in writing
entered into between the Depositary and the
Company from time to time.  The Depositary
shall present its statement for such charges and
expenses to the Company once every three
months.  The charges and expenses of the
Custodian are for the sole account of the
Depositary.
      The following charges shall be incurred
by any party depositing or withdrawing Shares
or by any party surrendering Receipts or to
whom Receipts are issued (including, without
limitation, issuance pursuant to a stock dividend
or stock split declared by the Company or an
exchange of stock regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the Deposit
Agreement), or by Owners, as applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time to
time be in effect for the registration of transfers
of Shares generally on the Share register of the
Company or Foreign Registrar and applicable to
transfers of Shares to or from the name of the
Depositary or its nominee or the Custodian or its
nominee on the making of deposits or
withdrawals under the Deposit Agreement,
(3) such cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion of
foreign currency pursuant to Section 4.5 of the
Deposit Agreement, (5) a fee of $5.00 or less
per 100 American Depositary Shares (or portion
thereof) for the execution and delivery of
Receipts pursuant to Section 2.3, 4.3 or 4.4 of
the Deposit Agreement and the surrender of
Receipts pursuant to Section 2.5 or 6.2 of the
Deposit Agreement, (6) a fee of $.02 or less per
American Depositary Share (or portion thereof)
for any cash distribution made pursuant to the
Deposit Agreement, including, but not limited to
Sections 4.1 through 4.4 of the Deposit
Agreement, (7) a fee for the distribution of
securities pursuant to Section 4.2 of the Deposit
Agreement, such fee being in an amount equal
to the fee for the execution and delivery of
American Depositary Shares referred to above
which would have been charged as a result of
the deposit of such securities (for purposes of
this clause 7 treating all such securities as if they
were Shares) but which securities are instead
distributed by the Depositary to Owners, (8) a
fee of $.02 or less per American Depositary
Share (or portion thereof)for depositary services,
which will accrue on the last day of each
calendar year and which will be payable as
provided in clause (9) below; provided,
however, that no fee will be assessed under this
clause (8) if a fee was charged pursuant to
clause (6) above during that calendar year and
(9) any other charge payable by the Depositary,
any of the Depositarys agents, including the
Custodian, or the agents of the Depositarys
agents in connection with the servicing of
Shares or other Deposited Securities (which
charge shall be assessed against Owners as of
the date or dates set by the Depositary in
accordance with Section 4.6 of the Deposit
Agreement and shall be payable at the sole
discretion of the Depositary by billing such
Owners for such charge or by deducting such
charge from one or more cash dividends or other
cash distributions).
      The Depositary, subject to Section 2.9 of
the Deposit Agreement, may own and deal in
any class of securities of the Company and its
affiliates and in Receipts.
8.	LOANS AND PRE-RELEASE OF
SHARES AND RECEIPTS.
      The Depositary may issue Receipts
against the delivery by the Company (or any agent of the Company recording Share ownership) of rights to receive Shares from the Company (or any such agent). No such issue of Receipts will be deemed a Pre-Release that is subject to the restrictions of the following paragraph.
      Unless requested in writing by the
Company to cease doing so, the Depositary may, notwithstanding Section 2.3 of the Deposit
Agreement, execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 of the Deposit Agreement (Pre-Release). The
Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered
(the Pre-Releasee) that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of such Pre-Release,
(b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and
(d) subject to such further indemnities and credit regulations as the Depositary deems appropriate.
 The number of Shares not deposited but
represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the
Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application. The Depositary will also set Dollar limits with respect to Pre-
Release transactions to be entered into under the Deposit Agreement with any particular
Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasees obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasees obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute
Deposited Securities under the Deposit
Agreement).
      The Depositary may retain for its own
account any compensation received by it in connection with the foregoing.

9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and every
successive holder and Owner of this Receipt by
accepting or holding the same consents and
agrees, that title to this Receipt when properly
endorsed or accompanied by proper instruments
of transfer, is transferable by delivery with the
same effect as in the case of a negotiable
instrument; provided, however, that the
Depositary, notwithstanding any notice to the
contrary, may treat the person in whose name
this Receipt is registered on the books of the
Depositary as the absolute owner hereof for the
purpose of determining the person entitled to
distribution of dividends or other distributions
or to any notice provided for in the Deposit
Agreement and for all other purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to any
benefits under the Deposit Agreement or be
valid or obligatory for any purpose, unless this
Receipt shall have been executed by the
Depositary by the manual or facsimile signature
of a duly authorized signatory of the Depositary
and, if a Registrar for the Receipts shall have
been appointed, countersigned by the manual or
facsimile signature of a duly authorized officer
of the Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
(hereinafter called the Commission) with certain
public reports and documents required by
foreign law or otherwise under Rule 12g3-2(b)
under the Securities Exchange Act of 1934.
      Such reports and communications will
be available for inspection and copying at the
public reference facilities maintained by the
Commission located at 450 Fifth Street, N.W.,
Washington, D.C. 20549.
      The Depositary will make available for
inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy soliciting
material, received from the Company which are
both (a) received by the Depositary as the holder
of the Deposited Securities and (b) made
generally available to the holders of such
Deposited Securities by the Company.  The
Depositary shall also, upon written request, send
to the Owners of Receipts copies of such reports
furnished by the Company pursuant to the
Deposit Agreement. Any such reports and
communications, including any such proxy
soliciting material, furnished to the Depositary
by the Company shall be furnished in English.
      The Depositary shall keep books at its
Corporate Trust Office for the registration of
Receipts and transfers of Receipts which at all
reasonable times shall be open for inspection by
the Owners of Receipts, provided that such
inspection shall not be for the purpose of
communicating with Owners of Receipts in the
interest of a business or object other than the
business of the Company or a matter related to
the Deposit Agreement or the Receipts.
12.	DIVIDENDS AND DISTRIBUTIONS.
      Whenever the Depositary shall receive
any cash dividend or other cash distribution on
any Deposited Securities, the Depositary shall, if
at the time of receipt thereof any amounts
received in a foreign currency can in the
judgment of the Depositary be converted on a
reasonable basis into United States dollars
transferable to the United States, and subject to
the Deposit Agreement, as promptly as
practicable, convert such dividend or
distribution into Dollars and shall, as promptly
as practicable, distribute the amount thus
received (net of the fees and expenses of the
Depositary as provided in the Deposit
Agreement, if applicable) to the Owners of
Receipts entitled thereto, provided, however,
that in the event that the Company or the
Depositary shall be required to withhold and
does withhold from such cash dividend or such
other cash distribution in respect of any
Deposited Securities an amount on account of
taxes, the amount distributed to the Owners of
the Receipts evidencing American Depositary
Shares representing such Deposited Securities
shall be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution described
in Sections 4.1, 4.3 or 4.4 of the Deposit
Agreement, the Depositary shall cause the
securities or property received by it to be
distributed to the Owners of Receipts entitled
thereto, after deduction or upon payment of any
fees and expenses of the Depositary or any taxes
or other governmental charges, in any manner
that the Depositary may deem equitable and
practicable for accomplishing such distribution;
provided, however, that if in the opinion of the
Depositary such distribution cannot be made
proportionately among the Owners of Receipts
entitled thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such method
as it may deem equitable and practicable for the
purpose of effecting such distribution, including,
but not limited to, the public or private sale of
the securities or property thus received, or any
part thereof, and the net proceeds of any such
sale (net of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement) shall be distributed by the
Depositary to the Owners of Receipts entitled
thereto as in the case of a distribution received
in cash, pursuant to Section 4.1 of the Deposit
Agreement; provided, however, no distribution
to Owners pursuant to Section 4.2 of the
Deposit Agreement shall be unreasonably
delayed by any action of the Depositary or any
of its agents.
      If any distribution upon any Deposited
Securities consists of a dividend in, or free
distribution of, Shares, the Depositary may, and
shall if the Company shall so request, distribute
to the Owners of outstanding Receipts entitled
thereto, additional Receipts evidencing an
aggregate number of American Depositary
Shares representing the amount of Shares
received as such dividend or free distribution,
subject to the terms and conditions of the
Deposit Agreement with respect to the deposit
of Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the payment
of the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement.  In lieu of
delivering Receipts for fractional American
Depositary Shares in any such case, the
Depositary shall sell the amount of Shares
represented by the aggregate of such fractions
and distribute the net proceeds, all in the manner
and subject to the conditions set forth in the
Deposit Agreement.  If additional Receipts are
not so distributed, each American Depositary
Share shall thenceforth also represent the
additional Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a portion
of such property (including Shares and rights to
subscribe therefor) in such amounts and in such
manner as the Depositary deems necessary and
practicable to pay any such taxes or charges and
the Depositary shall distribute the net proceeds
of any such sale after deduction of such taxes or
charges to the Owners of Receipts entitled
thereto, all in accordance with applicable
provisions of the Deposit Agreement.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive foreign currency, by way
of dividends or other distributions or the net
proceeds from the sale of securities, property or
rights, and if at the time of the receipt thereof
the foreign currency so received can in the
judgment of the Depositary be converted on a
reasonable basis into Dollars and the resulting
Dollars transferred to the United States, the
Depositary shall convert or cause to be
converted as promptly as practicable, by sale or
in any other manner that it may determine, such
foreign currency into Dollars, and such Dollars
shall be distributed to the Owners entitled
thereto or, if the Depositary shall have
distributed any warrants or other instruments
which entitle the holders thereof to such Dollars,
then to the holders of such warrants and/or
instruments upon surrender thereof for
cancellation.  Such distribution or conversion
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of any
Receipt or otherwise and shall be net of any
expenses of conversion into Dollars incurred by
the Depositary as provided in Section 5.9 of the
Deposit Agreement.
      If such conversion or distribution can be
effected only with the approval or license of any
government or agency thereof, the Depositary
shall file such application for approval or
license, if any, as it may deem desirable.
      If at any time the Depositary shall
determine that in its reasonable judgment any
foreign currency received by the Depositary or
the Custodian is not convertible on a reasonable
basis into Dollars transferable to the United
States, or if any approval or license of any
government or agency thereof which is required
for such conversion is denied or in the opinion
of the Depositary is not obtainable, or if any
such approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute the
foreign currency (or an appropriate document
evidencing the right to receive such foreign
currency) received by the Depositary to, or in its
discretion may hold such foreign currency
uninvested and without liability for interest
thereon for the respective accounts of, the
Owners entitled to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be effected
for distribution to some of the Owners entitled
thereto, the Depositary may in its discretion
make such conversion and distribution in
Dollars to the extent permissible to the Owners
entitled thereto and may distribute the balance
of the foreign currency received by the
Depositary to, or hold such balance uninvested
and without liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall offer
or cause to be offered to the holders of any
Deposited Securities any rights to subscribe for
additional Shares or any rights of any other
nature, the Depositary, after consultation with
the Company, shall have discretion as to the
procedure to be followed in making such rights
available to any Owners or in disposing of such
rights on behalf of any Owners and making the
net proceeds available to such Owners or, if by
the terms of such rights offering or for any other
reason, the Depositary may not either make such
rights available to any Owners or dispose of
such rights and make the net proceeds available
to such Owners, then the Depositary shall allow
the rights to lapse.  If at the time of the offering
of any rights the Depositary determines in its
discretion that it is lawful and feasible to make
such rights available to all Owners or to certain
Owners but not to other Owners, the Depositary
may, and at the request of the Company shall,
distribute to any Owner to whom it determines
the distribution to be lawful and feasible, in
proportion to the number of American
Depositary Shares held by such Owner, warrants
or other instruments therefor in such form as it
deems appropriate.
      In circumstances in which rights would
otherwise not be distributed, if an Owner of
Receipts requests the distribution of warrants or
other instruments in order to exercise the rights
allocable to the American Depositary Shares of
such Owner under the Deposit Agreement, the
Depositary will make promptly such rights
available to such Owner upon written notice
from the Company to the Depositary that (a) the
Company has elected in its sole discretion to
permit such rights to be exercised and (b) such
Owner has executed such documents as the
Company has determined in its sole discretion
are reasonably required under applicable law.
      If the Depositary has distributed warrants
or other instruments for rights to all or certain
Owners, then upon instruction from such an
Owner pursuant to such warrants or other
instruments to the Depositary from such Owner
to exercise such rights, upon payment by such
Owner to the Depositary for the account of such
Owner of an amount equal to the purchase price
of the Shares to be received upon the exercise of
the rights, and upon payment of the fees and
expenses of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf of
such Owner, exercise the rights and purchase the
Shares, and the Company shall cause the Shares
so purchased to be delivered to the Depositary
on behalf of such Owner.  As agent for such
Owner, the Depositary will cause the Shares so
purchased to be deposited pursuant to Section
2.2 of the Deposit Agreement, and shall,
pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to such
Owner.  In the case of a distribution pursuant to
the second paragraph of this Article, such
Receipts shall be legended in accordance with
applicable U.S. laws, and shall be subject to the
appropriate restrictions on sale, deposit,
cancellation and transfer under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may, and at the request of the
Company, shall sell the rights, warrants or other
instruments in proportion to the number of
American Depositary Shares held by the Owners
to whom it has determined it may not lawfully
or feasibly make such rights available, and
allocate the net proceeds of such sales (net of
the fees and expenses of the Depositary as
provided in Section 5.9 of the Deposit
Agreement and all taxes and governmental
charges payable in connection with such rights
and subject to the terms and conditions of the
Deposit Agreement) for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an averaged
or other practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery of
any Receipt or otherwise. Such proceeds shall
be distributed as promptly as practicable in
accordance with Section 4.1 of the Deposit
Agreement.
      The Depositary will not offer rights to
Owners unless both the rights and the securities
to which such rights relate are either exempt
from registration under the Securities Act with
respect to a distribution to Owners or are
registered under the provisions of the Securities
Act.  If an Owner of Receipts requests
distribution of warrants or other instruments,
notwithstanding that there has been no such
registration under such the Securities Act, the
Depositary shall not effect such distribution
unless it has received an opinion from
recognized counsel in the United States for the
Company upon which the Depositary may rely
that such distribution to such Owner is exempt
from such registration.
      The Depositary shall not be responsible
for any failure to determine that it may be lawful
or feasible to make such rights available to
Owners in general or any Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or any
distribution other than cash shall be made, or
whenever rights shall be issued with respect to
the Deposited Securities, or whenever for any
reason the Depositary causes a change in the
number of Shares that are represented by each
American Depositary Share, or whenever the
Depositary shall receive notice of any meeting
of holders of Shares or other Deposited
Securities, the Depositary shall fix a record date
(a) for the determination of the Owners of
Receipts who shall be (i) entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or (ii) entitled to
give instructions for the exercise of voting rights
at any such meeting, or (b) on or after which
each American Depositary Share will represent
the changed number of Shares, subject to the
provisions of the Deposit Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any meeting of
holders of Shares or other Deposited Securities,
if requested in writing by the Company, the
Depositary shall, as soon as practicable
thereafter, mail to the Owners of Receipts a
notice, the form of which notice shall be in the
sole discretion of the Depositary, which shall
contain (a) such information as is contained in
such notice of meeting, (b) a statement that the
Owners of Receipts as of the close of business
on a specified record date will be entitled,
subject to any applicable provision of Brazilian
law and of Estatuto Social, to instruct the
Depositary as to the exercise of the voting
rights, if any, pertaining to the amount of Shares
or other Deposited Securities represented by
their respective American Depositary Shares and
(c) a statement as to the manner in which such
instructions may be given, including an express
indication that such instructions may be given or
deemed given in accordance with the last
sentence of this paragraph if no instruction is
received, to the Depositary to give a
discretionary proxy to a person designated by
the Company.  Upon the written request of an
Owner of a Receipt on such record date,
received on or before the date established by the
Depositary for such purpose (the Instruction
Date), the Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited Securities
represented by the American Depositary Shares
evidenced by such Receipt in accordance with
the instructions set forth in such request.  The
Depositary shall not vote or attempt to exercise
the right to vote that attaches to the Shares or
other Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received by
the Depositary from any Owner with respect to
any of the Deposited Securities represented by
the American Depositary Shares evidenced by
such Owners Receipts on or before the date
established by the Depositary for such purpose,
the Depositary shall deem such Owner to have
instructed the Depositary to give a discretionary
proxy to a person designated by the Company
with respect to such Deposited Securities and
the Depositary shall give a discretionary proxy
to a person designated by the Company to vote
such Deposited Securities, provided, that no
such instruction shall be given with respect to
any matter as to which the Company informs the
Depositary (and the Company agrees to provide
such information as promptly as practicable in
writing) that (x) the Company does not wish
such proxy given, (y) substantial opposition
exists or (z) such matter materially and
adversely affects the rights of holders of Shares.
      There can be no assurance that Owners
generally or any Owner in particular will receive
the notice described in the preceding paragraph
sufficiently prior to the Instruction Date to
ensure that the Depositary will vote the Shares
or Deposited Securities in accordance with the
provisions set forth in the preceding paragraph.
      Subject to the rules of any securities
exchange on which Shares of the Deposited
Securities represented thereby are listed, the
Depositary shall, if requested in writing by the
Company, deliver to the Company as promptly
as practicable, to the attention of its Secretary,
copies of all instructions received from Owners
in accordance with which the Depositary will
vote, or cause to be voted, the Deposited
Securities represented by the Shares evidenced
by such Receipts at such meeting.  Delivery
instructions will be made at the expense of the
Company (unless otherwise agreed in writing by
the Company and the Depositary) provided that
payment of such expense shall not be a
condition precedent to the obligations of the
Depositary under this Article (16).
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the provisions of
Section 4.3 of the Deposit Agreement do not
apply, upon any change in nominal value,
change in par value, split-up, consolidation or
any other reclassification of Deposited
Securities, or upon any recapitalization,
reorganization, merger or consolidation, or sale
of assets affecting the Company or to which it is
a party, any securities which shall be received by
the Depositary or the Custodian in exchange for
or in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall thenceforth
represent, in addition to the existing Deposited
Securities, if any, the new Deposited Securities
so received in exchange or conversion, unless
additional Receipts are delivered pursuant to the
following sentence.  In any such case the
Depositary may, and shall if the Company shall
so request, execute and deliver additional
Receipts as in the case of a dividend in Shares,
or call for the surrender of outstanding Receipts
to be exchanged for new Receipts specifically
describing such new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the Company
nor any of their respective directors, employees,
agents or affiliates shall incur any liability to any
Owner or holder of any Receipt, if by reason of
any provision of any present or future law or
regulation of the United States or any other
country, or of any governmental or regulatory
authority or stock exchange, or by reason of any
provision, present or future, of the Estatuto
Social or by reason of any provision of any
Securities issued or distributed by the Company,
or any Offering or distribution thereof or by
reason of any act of God or war or terrorism or
other circumstances beyond its control, the
Depositary or the Company shall be prevented,
delayed or forbidden from, or be subject to any
civil or criminal penalty on account of, doing or
performing any act or thing which by the terms
of the Deposit Agreement or Deposited
Securities it is provided shall be done or
performed; nor shall the Depositary or the
Company incur any liability to any Owner or
holder of a Receipt by reason of any
non-performance or delay, caused as aforesaid,
in the performance of any act or thing which by
the terms of the Deposit Agreement it is
provided shall or may be done or performed, or
by reason of any exercise of, or failure to
exercise, any discretion provided for in the
Deposit Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or 4.3
of the Deposit Agreement, or an offering or
distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such distribution
or offering on behalf of such Owners and make
the net proceeds available to such Owners, then
the Depositary shall not make such distribution
or offering, and shall allow any rights, if
applicable, to lapse.  Neither the Company nor
the Depositary assumes any obligation or shall
be subject to any liability under the Deposit
Agreement to Owners or holders of Receipts,
except that they agree to perform their
obligations specifically set forth in the Deposit
Agreement without negligence or bad faith.  The
Depositary shall not be subject to any liability
with respect to the validity or worth of the
Deposited Securities.  Neither the Depositary
nor the Company shall be under any obligation
to appear in, prosecute or defend any action, suit
or other proceeding in respect of any Deposited
Securities or in respect of the Receipts, which in
its opinion may involve it in expense or liability,
unless indemnity satisfactory to it against all
expense and liability shall be furnished as often
as may be required, and the Custodian shall not
be under any obligation whatsoever with respect
to such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company shall
be liable for any action or nonaction by it in
reliance upon the advice of or information from
legal counsel, accountants, any person
presenting Shares for deposit, any Owner or
holder of a Receipt, or any other person believed
by it in good faith to be competent to give such
advice or information.  The Depositary shall not
be liable for any acts or omissions made by a
successor depositary whether in connection with
a previous act or omission of the Depositary or
in connection with any matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection with the
issue out of which such potential liability arises
the Depositary performed its obligations without
negligence or bad faith while it acted as
Depositary.  The Depositary shall not be
responsible for any failure to carry out any
instructions to vote any of the Deposited
Securities, or for the manner in which any such
vote is cast or the effect of any such vote,
provided that any such action or nonaction is in
good faith. The Company agrees to indemnify
the Depositary, its directors, employees, agents
and affiliates and the Custodian against, and
hold each of them harmless from, any liability or
expense (including, but not limited to, the fees
and expenses of counsel) which may arise out of
any registration with the Commission of
Receipts, American Depositary Shares or
Deposited Securities or the offer or sale thereof
in the United States or out of acts performed or
omitted, in accordance with the provisions of
the Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by either the
Depositary or the Custodian or their respective
directors, employees, agents and affiliates,
except for any liability or expense arising out of
(a) the negligence or bad faith of either of them
or (b) information (or omissions from such
information) relating to the Depositary or the
Custodian, as applicable, furnished in writing to
and not materially altered or changed by the
Company, to the Depositary or the Custodian, as
applicable, expressly for use in any registration
statement, proxy statement, prospectus (or
placement memorandum) or preliminary
prospectus (or preliminary placement
memorandum) relating to the offer or sale of
ADSs, or (ii) by the Company or any of its
directors, employees, agents and affiliates.  No
disclaimer of liability under the Securities Act
of 1933 is intended by any provision of the
Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time resign
as Depositary under the Deposit Agreement
written notice of its election so to do delivered
to the Company, such resignation to take effect
upon the appointment of a successor depositary
and its acceptance of such appointment as
provided in the Deposit Agreement.  The
Depositary may at any time be removed by the
Company by 120 days prior written notice of
such removal, which shall become effective
upon the later to occur of the (i) 120th day after
delivery of the notice to the Depositary or (ii)
the appointment of a successor depositary and
its acceptance of such appointment as provided
in the Deposit Agreement.  Whenever the
Depositary in its discretion determines that it is
in the best interest of the Owners of Receipts to
do so, it may appoint a substitute custodian,
which shall thereafter be the Custodian under
the Deposit Agreement.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at any
time and from time to time be amended by
agreement between the Company and the
Depositary without the consent of Owners and
holders in any respect which they may deem
necessary or desirable.  Any amendment which
shall impose or increase any fees or charges
(other than taxes and other governmental
charges, registration fees, cable, telex or
facsimile transmission costs, delivery costs or
other such expenses), or which shall otherwise
prejudice any substantial existing right of
Owners of Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the Owners
of outstanding Receipts.  Every Owner of a
Receipt at the time any amendment so becomes
effective shall be deemed, by continuing to hold
such Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such Receipt
and receive therefor the Deposited Securities
represented thereby, except in order to comply
with mandatory provisions of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at the
direction of the Company terminate the Deposit
Agreement by mailing notice of such
termination to the Owners of all Receipts then
outstanding at least 90 days prior to the date
fixed in such notice for such termination.  The
Depositary may likewise terminate the Deposit
Agreement by mailing notice of such
termination to the Company and the Owners of
all Receipts then outstanding if at any time 90
days shall have expired after the Depositary
shall have delivered to the Company a written
notice of its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in the
Deposit Agreement.  On and after the date of
termination, the Owner of a Receipt will, upon
(a) surrender of such Receipt at the Corporate
Trust Office of the Depositary, (b) payment of
the fee of the Depositary for the surrender of
Receipts referred to in Section 2.5 of the
Deposit Agreement and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order, of
the amount of Deposited Securities represented
by the American Depositary Shares evidenced
by such Receipt.  If any Receipts shall remain
outstanding after the date of termination, the
Depositary thereafter shall discontinue the
registration of transfers of Receipts, shall
suspend the distribution of dividends to the
Owners thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the Depositary
shall continue to collect dividends and other
distributions pertaining to Deposited Securities,
shall sell rights and other property as provided
in the Deposit Agreement, and shall continue to
deliver Deposited Securities, together with any
dividends or other distributions received with
respect thereto and the net proceeds of the sale
of any rights or other property, in exchange for
Receipts surrendered to the Depositary (after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt, any
expenses for the account of the Owner of such
Receipt in accordance with the terms and
conditions of the Deposit Agreement and any
applicable taxes or governmental charges).  At
any time after the expiration of one year from
the date of termination, the Depositary may sell
the Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without liability
for interest, for the pro rata benefit of the
Owners of Receipts which have not theretofore
been surrendered, such Owners thereupon
becoming general creditors of the Depositary
with respect to such net proceeds.  After making
such sale, the Depositary shall be discharged
from all obligations under the Deposit
Agreement, except to account for such net
proceeds and other cash (after deducting, in each
case, the fee of the Depositary for the surrender
of a Receipt, any expenses for the account of the
Owner of such Receipt in accordance with the
terms and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges).  Upon the termination of the Deposit
Agreement, the Company shall be discharged
from all obligations under the Deposit
Agreement except for its obligations to the
Depositary under Sections 5.8 and 5.9 of the
Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the Deposit
Agreement or this Receipt to the contrary, the
Company and the Depositary each agrees that it
will not exercise any rights it has under the
Deposit Agreement to permit the withdrawal or
delivery of Deposited Securities in a manner
which would violate the U.S. securities laws,
including, but not limited to, Section I.A.(1) of
the General Instructions to the Form F-6
Registration Statement, as amended from time
to time, under the Securities Act.
22.	SUBMISSION TO JURISDICTION;
APPOINTMENT OF AGENT FOR
SERVICE OF PROCESS.
      The Company hereby (I) irrevocably
designates and appoints CT Corporation, 111
Eighth Avenue, New York, New York 10011, in
the State of New York, as the Companys
authorized agent upon which process may be
served in any suit or proceeding arising out of or
relating to the Shares or Deposited Securities,
the American Depositary Shares, the Receipts or
this Agreement, (ii) consents and submits to the
jurisdiction of any state or federal court in the
State of New York in which any such suit or
proceeding may be instituted, and (iii) agrees
that service of process upon said authorized
agent shall be deemed in every respect effective
service of process upon the Company in any
such suit or proceeding.  The Company agrees to
deliver, upon the execution and delivery of the
Deposit Agreement, a written acceptance by
such agent of its appointment as such agent.
The Company further agrees to take any and all
action, including the filing of any and all such
documents and instruments, as may be necessary
to continue such designation and appointment in
full force and effect for so long as any American
Depositary Shares or Receipts remain
outstanding or this Agreement remains in force.
 In the event the Company fails to continue such
designation and appointment in full force and
effect, the Company hereby waives personal
service of process upon it and consents that any
such service of process may be made by
certified or registered mail, return receipt
requested, directed to the Company at its
address last specified for notices hereunder, and
service so made shall be deemed completed five
(5) days after the same shall have been so
mailed.
23.	DISCLOSURE OF INTERESTS.
      To the extent that the provisions of or
governing any Deposited Securities (including the Companys Estatuto Social or applicable law) may require disclosure of or impose limits on beneficial or other ownership of Deposited
Securities, other Shares or other securities and may provide for blocking, transfer, voting or other rights to enforce such disclosure or limits, the Depositary shall use reasonable efforts to comply, to the extent permitted by applicable law, with reasonable written instructions it receives from the Company in respect of those requirements or limitations. Owners agree to comply with all such disclosure requirements and ownership limitations and to cooperate with the Depositary in the Depositarys compliance with any Company instructions in respect thereof.
      Each of the Depositary and the Company
hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the Comissao de Valores Mobiliarios
(the CVM) and the Central Bank of Brazil, at any time and within the period that may be determined, with any information and documents related to the approved American
Depositary Receipt program and the Receipts issued thereunder. In the event the Depositary or the Custodian shall be advised in writing by reputable independent Brazilian counsel that the Depositary or Custodian reasonably could be subject to criminal or material, as reasonably determined by the Depositary, civil liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to immediately resign as Depositary and will not be subject to any liability hereunder for such resignation or such determination. Upon effectiveness of such resignation, the Depositary shall otherwise be discharged from all of its obligations under the Deposit Agreement. Resignation pursuant to this paragraph shall be effected in accordance with Section 5.4 of the Deposit Agreement;
provided that if the Company fails to appoint a new depositary within 60 days of such resignation, the Deposit Agreement shall be terminated in accordance with Section 6.2 of the Deposit Agreement and the Company or its designated agent will assume the obligations stated as the obligations of the Depositary in such section.



(..continued)



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